Exhibit 99.2

CAPITAL
Steven Plavin
Capital Trust
11/02/11
10:00 am ET
Operator: Hello and welcome to the Capital Trust Third Quarter 2011 Results Conference Call. Before we begin, please be advised that the forward-looking statements contained on this conference call are subject to certain risks and uncertainties, including, but not limited to, the performance of the Company’s investments, the timing of collections, its capability to repay indebtedness as it comes due, competition for servicing and investment management assignments, its ability to originate investments, the availability of capital and the Company’s tax status, as well as other risks indicated from time to time in the Company’s Form 10-K and Form 10-Q filings with the Securities and Exchange Commission. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events or circumstances. There will be a Q&A session following the conclusion of this presentation. At that time, I will provide instructions for submitting a question to management. I will now turn the call over to Steve Plavin, CEO of Capital Trust.
Steve Plavin: Good morning everyone. Thank you for joining us and for your interest in Capital Trust.
With me are Geoff Jervis, our Chief Financial Officer and Tom Ruffing our Chief Credit Officer and Head of Asset Management. Last night, we filed our 10Q and announced our results for the third quarter, our second full quarter of operating CT Legacy REIT, the entity formed March 31, 2011 to hold our legacy assets. Geoff will take you through our quarterly results and also discuss our Adjusted Balance Sheet and Operating Results.

During the quarter, we experienced continued strong repayment activity in CT Legacy REIT. The formation of CT Legacy REIT established the necessary time and flexibility to work and collect our legacy assets in a market that should improve over time. Our management of CT Legacy REIT is focused on maximizing the recovery for all stakeholders, the largest of which are the Capital Trust shareholders.
We collected 54 million dollars on 5 loans in Legacy REIT during the quarter bringing total collections since the March formation to $261 million on 15 loans representing over a 99% of par recovery. Total recoveries through September 30th equal 50% of the CT Legacy REIT net book value on March 31st. Although there are still significant credit challenges remaining within the Legacy REIT portfolio and we expect paydown velocity to slow, we remain confident that Tom and his team will continue to achieve great results.
CT Investment Management Co. or CTIMCO, our wholly-owned investment management subsidiary maintains strong capabilities in a wide array of activities: lending, investing, asset management, capital raising, special servicing and operating its public company parent. Although our primary business remains investment management, our special servicing business has expanded as the 5-year, peak-of-the-market loans approach final maturity. In particular, we have established a strong track record in working out large, structured floating rate loans with securitized senior mortgages and multiple tranches of subordinate debt.
As for the markets in general, volatility in global financial markets and economies combined with uncertain domestic economic and employment growth prospects, continue to chill the recovery in commercial real estate. The CMBS market remains dislocated with the investor base for bonds subordinate to senior AAA, largely absent from the market. Although credit performance of current vintage CMBS is likely to be very strong, investors remain uncomfortable with conduit offerings and pricing for junior bonds has gapped out. The restoration of investor confidence in the economy and related commercial real estate credit performance is necessary to boost conduit activity.

The reality continues to be that investors have not fully recovered from the shock of the 2008 CMBS market collapse and the constant reminders provided by continued weak credit performance of many legacy securitizations. And now, there is greater fear of event risk and related market volatility that keeps more investors on the sidelines. With Life companies already at peak origination levels and focused narrowly on primary properties and markets, permanent debt is not available for many assets.
While the specific opportunities in commercial mortgage finance will evolve and change over time, we believe that the scale of the opportunity for providers of capital is great and that our platform is very well positioned to take advantage of these opportunities. There is an expanding need for mezzanine financing to fill the proceeds gap on recapitalizations and acquisitions as the peak of the market 5-year loans mature. The floating rate bridge loan market, an historic area of strength for CT, is still dislocated and highly inefficient, funded primarily by private bridge lenders with a high cost of capital.
We also continue to see an expanding investment opportunity in the low LTV mezzanine segment, particularly as the CMBS market struggles to absorb large offerings. We continue to be active in this space through our High Grade funds and related separate accounts, providing low risk financing junior to investment grade loans on core assets.

As we aggressively manage our portfolios and continue to make new investments for our existing private funds, we have begun to work on our next generation of investment vehicles. We expect to significantly advance this process over the coming quarters. And with that, I will turn it over to Geoff.
Geoff Jervis: Thank you Steve and good morning everyone.
As Steve mentioned, last night we reported our earnings for the third quarter and filed our Form 10-Q. Consolidated net income for the third quarter was $13.7 million, or $0.57 per share on a diluted basis.
Total consolidated assets on the balance sheet at quarter-end stood at $1.5 billion and total consolidated liabilities were $1.6 billion, resulting in GAAP shareholders’ equity of negative $100 million.
As we have discussed on previous calls, our GAAP financial statements continue to be subject to required consolidation regimes, distorting the financial picture of CT. In order to address these presentational issues, we recently began reporting an adjusted income statement and balance sheet, which can be found in both the earnings press release we filed last night and also in the MD&A section of our Form 10-Q. We believe that these adjusted statements allow investors to better understand the economic condition of the Company. These financial statements include four adjustments to our GAAP financials: first, we eliminate the consolidation of CDOs and other securitization vehicles, showing only our net investment in such vehicles and, since all of the liabilities in these vehicles are non-recourse, we only record a net investment to the extent that it has a positive value. Second, we eliminate the assets and liabilities on our GAAP financials associated with loans that we sold, but where the sales did not meet GAAP criteria for sale accounting, and remain consolidated on our financials...we refer to these as participations sold. Third, non-cash interest expense related to the mark to market of interest rate swaps that are no longer designated as cash flow hedges has been eliminated. Finally, the fourth adjustment is that we divide the resulting financial statements into those of CT Legacy REIT and those specific to Capital Trust.
All of the numbers discussed from here forward will be from the adjusted financials, and, as I mentioned earlier, these can be found at the back of our earnings press release and also in the MD&A section of our 10-Q.
Starting with Capital Trust:
On an adjusted basis, CT recorded a net loss for the third quarter of $3.1 million, or negative $0.13 per share. The net loss was primarily due to our recognition of the adjusted loss at CT Legacy REIT for the period — of which our share was $4.5 million. Absent this loss, CT’s adjusted net income was $1.4 million, driven primarily by fee income earned at our CTIMCO subsidiary during the quarter. Stripping it down to cash, our cash-basis adjusted net income for the quarter was $1.3 million.

Despite its complex GAAP financial statements, CT’s business is very straightforward when viewed on an adjusted basis. Our primary line of business is now our CTIMCO investment management and special servicing platform with $4.5 billion of assets under management from mandates that include: (i) management of Capital Trust, Inc., (ii) management of CT Legacy REIT, (iii) our private equity management mandates, (iv) collateral management of five commercial real estate CDOs, and (v) special servicing of securitized loan investments for both CTIMCO-managed vehicles and third parties.
In addition to CTIMCO, our adjusted assets as of September 30, 2011 included (i) unrestricted cash of $28 million, (ii) our $11 million co-investment in CT Opportunity Partners I, LP, (a $25 million commitment, of which $14 million remains unfunded), (iii) our common equity interest in the CT Legacy REIT portfolio recovery, (iv) our class A preferred stock in CT Legacy REIT, and (v) our net operating loss carryforwards. In the aggregate, our adjusted assets stood at $104.4 million as of quarter-end.
I will discuss our CTIMCO platform in further detail shortly, but would first like to give some additional color around our net investment in the CT Legacy REIT portfolio recovery. As of quarter-end, CT Legacy REIT had adjusted assets of $265.4 million and adjusted liabilities of $130.6 million, resulting in adjusted equity of $134.8 million. We own 100% of CT Legacy REIT’s class A-1 shares, 14% of its class A-2 shares, and 8% of its class B shares...resulting in an aggregate investment in CT Legacy REIT of $61.1 million on an adjusted basis.
Our interest in the recovery of the CT Legacy REIT portfolio, however, is further subject to our obligations under the related non-recourse secured notes and management incentive awards plan. The secured notes have a $7.7 million face amount; however, as mentioned earlier, they will require a cash repayment of $11 million in order to be satisfied. These notes are non-recourse to CT, and are secured solely by a portion of CT’s equity interests in the class A common stock of CT Legacy REIT. The management incentive awards provide for the participation in up to 6.75% of the net or equity recovery of CT Legacy REIT. Net of these two obligations, CT’s equity interest in the CT Legacy REIT portfolio is $41.2 million on an adjusted basis.

We also own 100% of the class A preferred stock of CT Legacy REIT, separate and distinct from our common equity interest in the recovery of the CT Legacy REIT portfolio. The class A preferred stock currently entitles us to cumulative preferred dividends of $7.5 million per annum, which will be reduced beginning in January 2013 to the greater of (i) 2.5% of CT Legacy REIT’s assets, and (ii) $1.0 million per annum.
We have no recourse debt, and our adjusted liabilities of $15.4 million are primarily comprised of the secured notes and the management incentive awards plan I just described, which are offsets to our recovery in the CT Legacy REIT portfolio.
Finally, adjusted shareholders’ equity was $89 million at quarter-end ... and based on 22.7 million shares outstanding, adjusted book value was $3.91 per share...on a fully diluted basis, inclusive of the warrants we issued to the former repurchase agreement lenders in March of 2009, CT has 24.6 million shares outstanding and our fully diluted book value per share was $3.61.
Turning to our investment management business:
All of our investment management activities are conducted through CTIMCO, our wholly-owned, investment management subsidiary. CTIMCO currently manages approximately $4.5 billion of assets including its public company parent, CT Legacy REIT, five commercial real estate CDOs, three private equity funds, and one separate account. In addition, CTIMCO is an approved special servicer by all three rating agencies and is the named special servicer on $2.3 billion of loans.

CTIMCO earned $4.0 million of gross fees during the quarter and $9.0 million year-to-date, continuing to be a positive cash flow business.
CTIMCO continues to invest CT Opportunity Partners I, which has $540 million of total equity commitments, with approximately $250 million of dry powder. CTIMCO’s other active private equity business line, the “High Grade” business, as we refer to it, is investing on a discretionary, separate account basis as CT High Grade Partners II’s investment period expired in May. We look forward to growing the successful High Grade series of funds going forward. In addition to these two business lines, we continue to develop plans to capitalize other business lines, including a bridge lending program.
As Steve mentioned, as we look forward, we see a very attractive commercial real estate lending environment with favorable supply/demand and competitive dynamics, and management and the board continue to assess the best manner in which Capital Trust and its CTIMCO platform can address that opportunity.

Turning to CT Legacy REIT:
As we discussed on previous calls, in connection with our March 2011 restructuring, we transferred substantially all of our directly held interest earning assets to a newly formed entity, CT Legacy REIT, along with all of our remaining legacy liabilities.
On an adjusted basis, CT Legacy REIT’s net loss for the third quarter was $10.8 million. This was driven primarily by $23.5 million of securities impairments and $1.9 million of preferred dividends paid to CT, offset by a $14.5 million recovery of previous loan loss provisions. Excluding impairments and other non-cash activity, CT Legacy REIT’s “cash-basis” adjusted net income was $734,000 for the quarter, and its quarter-end cash balance was $13.7 million.
At September 30th, CT Legacy REIT’s portfolio of interest earning assets included 18 loans with a principal balance of $380 million, adjusted book balance of $239 million, and fair value of $208 million. In addition, CT Legacy REIT held 14 securities with a principal balance of $144 million, adjusted book balance of $8 million, and fair value (excluding CDO residual interests) of $4 million. Altogether, interest earning assets totaled $247 million of adjusted book balance.
Since our March 31st restructuring, CT Legacy REIT has collected $266 million or 50% of the initial net book value of the legacy portfolio. The portfolio continues to perform as expected and, despite the flurry of payoffs received thus far, we do not anticipate similar activity in the near term as the portfolio has been culled down to the more difficult and longer term assets.

During the same timeframe, CT Legacy REIT has repaid $238 million of repurchase obligations, representing 78% of their post-restructuring balance, and includes the full repayment and termination of the Morgan Stanley and Citigroup facilities in the second quarter.
CT Legacy REIT’s remaining liabilities include a $67 million repurchase facility with JP Morgan, and a $64 million mezzanine loan from Five Mile Capital. The JP Morgan facility carries a cash cost of LIBOR + 2.50% and matures in December 2014, subject to annual paydown hurdles. The $64 mezzanine loan (down from an initial balance of $83 million) carries a 15% fixed rate, of which 8.0% must be paid current, and 7.0% may be deferred — and matures in March 2016.
At September 30th, adjusted shareholders’ equity at CT Legacy REIT was $135 million. As I mentioned previously, this translates to a $61.1 million investment at CT on an adjusted basis, or $41.2 million net of our obligations under the related secured notes and management incentive awards plan.
As we mentioned in the past, our goal is to manage CT Legacy REIT in order to maximize the recovery to its shareholders, being mindful of the timeframe in which we realize that value. From an operational standpoint, cash flow will be directed to pay operating expenses, debt service, the preferred A dividend and to amortize the repurchase obligation and the mezzanine loan. Only after the repayment of all of CT Legacy REIT’s debt, will dividends begin to be paid to the common shareholders. Based upon our estimates of repayment timing, we expect CT Legacy REIT to commence paying common stock dividends in the 2013/2014 timeframe.

Before I hand it back to Steve, I want to take a moment to give a quick tax and regulatory update. From a tax standpoint, CT and its CT Legacy REIT subsidiary both operate as REITs and both continue to experience pressure on complying with the REIT rules as their respective portfolios liquidate. There are multiple tax planning options for both entities and we are exploring them now. From a regulatory standpoint, CTIMCO will be required to register as a Registered Investment Advisor under the mandates from the Dodd Frank Act — a process we will undertake in the fourth quarter. Finally, CT currently operates under an exemption from the Investment Company Act of 1940 and late this summer, the SEC issued two releases that called into question the current operation of the exemption used by CT and most of the mortgage REIT sector. We are currently working with our mortgage REIT peers to respond to the SEC and will keep you posted on all fronts.
And with that, I will turn it back to Steve.
Steve Plavin: Thanks, Geoff. Lindy, please open the call to any questions.
Operator: At this time, if you would like to ask a question, please press the * and 1 on your touchtone phone. You may remove your question from the queue at any time by pressing the # key. Once again, if you’d like to ask a question, please press the * and 1 keys now. We’ll pause for just a moment to allow questions to enter the queue. It appears we have no questions at this time.
Steve Plavin: Thank you, everyone. We look forward to reporting to you next quarter.
Operator: This concludes today’s program. You may disconnect at anytime. Thank you and have a great day.
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